FIRST AMENDMENT
to the
AMERICAN ELECTRIC POWER SYSTEM INCENTIVE COMPENSATION DEFERRAL PLAN

This amendment is made to the American Electric Power System Incentive Compensation Deferral Plan, as amended and restated effective January 1, 2008 by a document dated December 31, 2008 (the “Plan”).

1.      Section 2.22 (Applicable Tax Payment) of the Plan is hereby amended in its entirety to formally incorporate into the Plan the provisions found in Treasury Regulation Section 1.409A-3(j)(4)(xi) in addition to those found in Treasury Regulation Section 1.409A-3(j)(4)(vi), to read as follows:

2.22  ”Applicable Tax Payments” means the following types of taxes that AEP may withhold and pay that are described as follows:

(a)
Federal Insurance Contributions Act (FICA) tax imposed under Code Sections 3101, 3121(a) and 3121(v)(2) that apply to an amount deferred under the Plan before the amount is paid or made available to the Participant (the “FICA Amount”);

(b)
State, local, or foreign tax obligations arising from participation in the Plan that apply to an amount deferred under the Plan before the amount is paid or made available to the Participant (the “State, Local, or Foreign Tax Amount”);

(c)
Income tax at source on wages imposed under Code Section 3401 or the corresponding withholding provisions of applicable state, local and foreign tax laws as a result of the payment of the FICA Amount or the State, Local, or Foreign Tax Amount; and

(d)	The additional income tax at source on wages attributable to pyramiding Code Section 3401 wages and taxes;

provided, however, that the total Applicable Tax Payments may not exceed such limits as may be applicable to comply with the requirements of Code Section 409A.

2.           In all other respects, the terms of the Plan are ratified and confirmed
American Electric Power Service Corporation has caused this First Amendment to the American Electric Power System Incentive Compensation Deferral Plan to be signed as of this 28th day of January, 2011.

AMERICAN ELECTRIC POWER SERVICE CORPORATION

By /s/ Genevieve A. Tuchow Genevieve A. Tuchow, Vice President, Human Resources